Exhibit 99.1

For Immediate Release

Oracle Healthcare Acquisition Corp. Announces Stockholder Approval of Proposed
Dissolution and Plan of Liquidation

GREENWICH, Conn., May 7, 2008 /PRNewswire-FirstCall/ — Oracle Healthcare Acquisition Corp. (the “Company”) (OTC Bulletin Board: OHAQ) announced today its stockholders voted to approve the dissolution of the Company and its proposed plan of liquidation, as presented in the Company’s proxy statement dated April 16, 2008, at the special meeting of stockholders held on May 7, 2008.

As previously announced, the Company has set May 7, 2008 as the record date for determining the stockholders entitled to receive a liquidating distribution, if any, from the trust account in which the proceeds from the Company’s initial public offering were placed and the Company expects to pay the liquidating distribution, if any, on or around May 12, 2008.  The Company has filed a certificate of dissolution with the Secretary of State of the State of Delaware for the purpose of effecting its dissolution and has filed a Certificate of Termination of Registration on Form 15 with the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities Exchange Act of 1934, as amended.  As a result, the Company will no longer be a public reporting company and its securities will cease trading on the OTC Bulletin Board.

The Company filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on Schedule 14A on April 16, 2008 regarding the dissolution and Plan of Liquidation of the Company.  STOCKHOLDERS AND INVESTORS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE DISSOLUTION AND PLAN OF LIQUIDATION OF THE COMPANY.  Investors are able to obtain free copies of the proxy statement as well as other filed documents containing information about the Company at http://www.sec.gov, the SEC’s Web site.

Forward Looking Statements:

This press release contains includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s SEC reports, including the Form 10-K for the year ended December 31, 2007 and definitive proxy statement on Schedule 14A filed with the SEC on April 16, 2008.

Contact:	President and Chief Operating Officer
Oracle Healthcare Acquisition Corp.
(203) 862-7900